UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2022

Global Consumer Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40468	86-1229973
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1926 Rand Ridge Court

Marietta, GA 30062

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (404) 939-9419

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share and one-half of one warrant	GACQU	The Nasdaq Stock Market LLC

Common stock, par value $0.0001 per share	GACQ	The Nasdaq Stock Market LLC

Redeemable warrants	GACQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 6, 2022, Global Consumer Acquisition Corp. (the “Company”) notified the trustee of the Company’s trust account (the “Trust Account”) that it was extending the time available to the Company to consummate its initial business combination from June 11, 2022 to September 11, 2022 (the “Extension”). The Extension provides the Company with additional time to complete its proposed business combination with GP Global Limited (“GP Global”) and Luminex Home Décor & Fragrance Holding Corporation (“Luminex”), industry leaders in branded, licensed and private label solutions in the Air Care and Personal Care sectors. The Extension is the first of up to two three-month extensions permitted under the Company’s governing documents.

In connection with the Extension, the Company’s sponsor, Global Consumer Acquisition LLC, will deposit an aggregate of $1,826,300 (the “First Extension Payment”) into the Trust Account prior to June 11, 2022, on behalf of the Company. The sponsor will receive a non-interest bearing, unsecured promissory note equal to the First Extension Payment that will not be repaid in the event that the Company is unable to close a business combination unless there are funds available outside its trust account to do so. Such note would either be paid upon consummation of the Company’s initial business combination, or, at the relevant insider’s discretion, converted upon consummation of the Company’s business combination into additional private units at a price of $10.00 per unit.

The Company issued the release distributed herewith on June 6, 2022. The materials attached as Exhibit 99.1 are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 6, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2022	GLOBAL CONSUMER ACQUISITION CORP.

	By:	/s/ Rohan Ajila
	Name:	Rohan Ajila
	Title:	Chief Executive Officer